Exhibit 99.1

JOINT NEWS RELEASE

SAGE AND GRYPHON RETAINS SRK FOR BOREALIS MINE BANKABLE STUDY

Date: April 29, 2010

Sage Gold Inc. (TSX.V-SGX) and Gryphon Gold Corporation (TSX-GGN) announce that SRK Consulting (Inc.) has completed Sage’s due diligence review of the Borealis prefeasibility study filed by Gryphon in September 2009 and are also pleased to announce SRK has been engaged to prepare a bankable study for use in project financing.

SRK has provided a comprehensive list of recommendations which when implemented will assist in the preparation of a bankable study to support project financing. Key recommendations include:

  Metallurgy – additional metallurgical work is recommended in the form of column tests for the in-situ oxide and mixed material;

  Mine planning and Operating Costs – update the contractor costs for mining, crushing, agglomerating and stacking of ore. Further clarification is required for distribution of power and associated costs;

  Process Engineering additional confirmation of the process design incorporating the results of the new column leach tests;

  Resource – a new resource estimate will be prepared which incorporates the results of the metallurgical work, tighter grade constraints and the results of additional drilling. The new resource would form the basis for updated reserves.

Gryphon will, in the near future, undertake a drilling program designed to confirm and potentially expand resources at Borealis. Sage and Gryphon jointly will fund an additional core drilling program to provide sample material for the proposed metallurgical testing. Borealis was successfully mined by previous operators during the 1980’s when gold prices were lower. There are substantial oxidized portions of the deposit amenable to open pit mining which is the subject of the upcoming bankable study. Exploration has identified primary sulphide mineralization below the oxide deposit. Cash flow from the oxide operation would be intended to fund the further drilling and potential development of the sulphide resource if feasible.

The upcoming Gryphon drill program will have as its objective upgrading inferred oxide resources reported in the 2008 NI 43-101 technical report (entitled "Canadian NI 43-101 Preliminary Assessment of the Mineral Resources of the Borealis Gold Project") to the Measured and Indicated category and potentially adding new oxide resources. The drill program will test multiple targets within the permitted area with the designed intent of adding additional gold ounces to the short term mine plan. Targets include extension of known ore zones, infill drilling and identification of additional mineralization. SRK will be retained to develop an updated NI 43-101 compliant Resource estimate in conjunction with the completion of the bankable study.

Sage and Gryphon are pleased to announce that a Joint Project Team as defined by the Option Agreement will be established incorporating representatives of both companies including experts in mine construction and finance.

The Option Agreement (and related subscription agreement), which was detailed in a previous press release (March 5, 2010), has been amended as follows:

1.	The Option Expiry Date as defined in the Option Agreement has been extended until June 30, 2011.

2.	Sage’s commitment to subscribe for units of Gryphon has been modified to allow a subscription of US$200,000 by June 16, 2010 and a further subscription of US$200,000 by August 16, 2010 based on a subscription price equal to a 5% premium to the 30-day volume weighted average trading price preceding the subscription date, subject to TSX approval.

Mr. Nigel Lees, President & CEO of Sage Gold Inc. commented "We are pleased to be moving forward in the development of the Borealis Project in accordance with Sage’s strategy to acquire resources with near term production potential. In addition to the cash flow potential from the near surface oxide portion of the deposit, the Borealis property has substantial upside in its deeper sulphide resources."

Mr. John Key, President & CEO of Gryphon Gold Corporation commented "We continue to be encouraged by moving to the next stage with Sage Gold. Gryphon plans to drill at Borealis allowing for the extension of the oxide resource in order to provide for the company’s future growth."

The technical information in this press release was approved by Mr. Steven Craig, VP of Exploration of Gryphon Gold, a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators.

SAGE is a mineral exploration and development company which has interests in exploration properties in Ontario and Nevada. Its main properties are the recently acquired Borealis Gold Property in Nevada; the Clavos Gold property in Timmins; and its ongoing exploration in the Beardmore – Geraldton Gold Camp. Technical reports relating to the properties can be obtained from the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com.

The Borealis property is described in a technical report dated September 17, 2009 titled Pre Feasibility Study on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101"). This technical report describes the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The technical report also includes a description of environmental and permitting matters.

For further information contact:

Sage Gold Inc.
365 Bay Street, Suite 500
Toronto, Ontario M5H 2V1
Tel: (416) 204-3170
Fax: (416) 260-2243
www.sagegoldinc.com

Nigel Lees, President and CEO, or
Mike O’Brien, Manager/Investor Relations
______________________________________________

Gryphon Gold Corporation
Suite 711-675 West Hastings Street
Vancouver, BC Canada V6B 1N2
Tel: +1 888.261.2229
Fax: +1 604.608.3262
www.gryphongold.com

John L. Key, President and CEO
Tel: +1 775.853.8814
e-mail: jkey@gryphongold.com

Bill Wilson, CFO
Tel: +1 775.853.8814
e-mail: bwilson@gryphongold.com

Lisanna Lewis, Controller/Investor Relations
Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

This release as it relates to Gryphon was prepared by the management of Gryphon. This release as it relates to Sage was prepared by Sage management. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada..

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms "Measured Resources", "Indicated Resources", "Measured & Indicated Resources" and "Inferred Resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission ("SEC") Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is ot limited to: 1) statements with respect to projections and expectations related to the results and projections contained in the pre-feasibility study regarding the Borealis resource, including, the expected mine life, recovery, capital costs, cash operating costs and other costs and anticipated production of the described open-pit oxide heap leach mine at the Borealis property, anticipated internal rate of return, anticipated payback period, availability of capital for development and the affect of the pre-feasibility study on the company’s ability to raise capital for development, sensitivity to metal prices and ore grade, resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; 2) statements with respect to the preparation of a bankable feasibility study; and3) statements with respect to the expected terms of the option agreement and subscription agreement. This press release contains forward looking statements that are not statements of historical fact and such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, risks related to identifying resources and reserves, the risk that the option agreement may not be completed or that Sage may not exercise its option thereunder and may not subscribe for units in Gryphon, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and Sage and the risks and uncertainties outlined under the section headings "Forward-Looking Statements" and "Risks Factors" in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading "Risk Factors" in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 13, 2009, as amended March 10, 2009, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). In addition, the pre-feasibility study uses an estimate of metal prices based on historical and future metal prices. The operating and capital costs in the pre- feasibility study were developed to be reasonable estimates within industry benchmarks. There is no certainty that the results of the pre-feasibility study will ever be realized or that a bankable feasibility study will be delivered. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com .

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